UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

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Your Event, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-53164	26-1375322
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130
(Address of Principal Executive Offices) (Zip Code)

(877) 871-4552
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

Your Event, Inc., (the "Company") on June 10, 2011, underwent a change of control of ownership. Million Win Investments (HK) Limited owner of 8,200,000 common shares entered into a Stock Transfer Agreement to transfer 6,548,993 common shares of its holdings to Infinity Holdings, a Japanese company. Although the Stock Transfer Agreement has been executed, the actual share transfer is still in process.

Under the terms of the Stock Transfer Agreement, Infinity Holdings, who has its own funds to make this transfer, agreed to purchase these shares for $124,623 (10,000,000 Japanese Yen).

The Stock Transfer Agreement contains a Special Provisions Section for Infinity Holdings to purchase the remaining 1,651,007 common shares owned by Million Win Investment (HK) Limited based on the following formula: If the aggregate market value of Million Win’s remaining stock holdings of 1,651,007 does not reach $623,248 or $0.38 per share (50 million yen) on the OTC-BB or other markets, as of December 10, 2011, then Million Win can demand Infinity Holdings pay $623,248 (50 million yen) as additional expenses of the stock transfer.

Further, if the aggregate market value of Million Win’s remaining stock holdings of 1,651,007 common shares does not reach $1,120,902 or $0.68 per share (90 million yen) on the OTC-BB or other markets as of June 10, 2012, Million Win can transfer its 1,651,007 shares to the Infinity Holdings in exchange for $1,120,902 (90 million yen). See Exhibit 99.1 entitled Stock Transfer Agreement.

The Company has 11,000,000 common shares issued and outstanding as of July 11, 2011. The transfer of ownership of 6,548,993 shares represents 59.5% ownership in the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on July 11, 2011 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after July 11, 2011 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Your Event, Inc.'s common stock.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)

Common	Marilyn Montgomery(2)	0	0%
	Sole Officer/Director

Common	Infinity Holdings	6,548,993	59.50%

Common	Million Win Investments (HK) Limited (4)	1,651,007	15.00%

DIRECTORS AND OFFICERS
AS A GROUP (1 person)		0	0%

(1) Percent of Class is based on 11,000,000 shares issued and outstanding.

(2) Marilyn Montgomery, 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130

(3) Infinity Holdings, 4-22-10 Ebisu, Shibuya-ku Tokyo 1500013 Japan.

(4) Million Win Investments (HK) Limited, FLAT/RM 602-3, 6/F Bonham

Strand East, Shenghan, Hong Kong, P.R.C. Aiki Kobayashi, CEO of

Million Win Investments (HK) Limited is beneficial owner who has the ultimate voting control over the shares held this entity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this

Current Report on Form 8-K:

Exhibit No	Exhibits

99.1	Stock Transfer Agreement, dated June 10, 2011

 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc.
By	/s/ Marilyn Montgomery
Name: Marilyn Montgomery Title: President and Director (Principal Executive, Financial, and Accounting Officer)

Date:  July 11, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Stock Transfer Agreement, dated June 10, 2011